UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2010 (August 17, 2010)

XETA Technologies, Inc.

(Exact name of registrant as specified in its charter)

Oklahoma	0-16231	73-1130045
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1814 West Tacoma, Broken Arrow, Oklahoma	74012
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 918-664-8200

(Former name or address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)                                  Effective December 28, 2010, Paul Comeau, the Company’s Executive Director of Operations since May 1, 2009, was named Chief Operating Officer of the Company.  Mr. Comeau has been with the Company since early 2007, initially serving as Director of Solutions Engineering.  He is an accomplished management leader with more than 25 years of achievement.  Prior to joining the Company, he held various senior operations management positions at Black Box Network Services, NextiraOne and Williams Communications.  Mr. Comeau attended the University of Quebec in Montreal.  He is 55.

(e)                                  The Compensation Committee approved a salary adjustment on August 17, 2010 for the Company’s Chief Executive Officer and President, Greg D. Forrest, to an annual salary of $250,000 per year effective September 1, 2010.

Effective December 28, 2010, the following salary adjustments and/or compensation awards were granted to the Company’s principal executive officer, principal financial officer and other named executive officer after being conditionally approved by the Compensation Committee on December 9, 2010, subject to the Audit Committee’s receipt of the Company’s final audit results for fiscal 2010.

Name & Title	Salary Adjustment		2010 Cash Bonus	Restricted Stock Award (# of shares)	Stock Option Award (# of shares)

Greg Forrest, CEO	N/A	(1)	$49,650	5,707	85,000

Robert Wagner, CFO	$155,000		$40,575	4,664	50,000

Paul R. Comeau, Chief Operating Officer	$160,000		$26,753	3,075	50,000

(1)  Mr. Forrest received a salary adjustment effective September 1, 2010 as reported above.

The cash awards to Messrs. Forrest and Wagner were made under the Company’s KEP Plan, and the award to Mr. Comeau was made pursuant to the Company’s agreement with Mr. Comeau as previously disclosed.   These awards will be paid with the Company’s normal payroll cycle on or about January 15, 2011.   The restricted stock and stock option awards were granted under the Company’s 2004 Omnibus Stock Incentive Plan.  The restricted stock will vest in three equal installments on January 15, 2012, 2013 and 2014.  The stock options have a term of six years and are exercisable in three equal annual installments in 2011, 2012 and 2013 on the anniversary date of the date of grant.

Item 8.01   Other Events.

On December 28, 2010, the Company named Donald E. Reigel Chief Sales Officer of the Company.  Mr. Reigel has been with the Company since 1993 and has served for the past seven years as an Executive Director of Sales.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XETA Technologies, Inc.
(Registrant)

Dated: January 3, 2011	By	/s/Robert B. Wagner
Robert B. Wagner, Chief Financial Officer